Exhibit 99.1

Investor Relations Contact:

LHA

Cathy Mattison

(415) 433-3777

cmattison@lhai.com

Axesstel to Present at the 13th Annual B. Riley & Co. Investor Conference

SAN DIEGO, CA – May 17, 2012 – Axesstel (OTCQB: AXST), a leading provider of fixed wireless voice and broadband data products to the worldwide telecommunications market, announced Clark Hickock, chief executive officer and Pat Gray, chief financial officer will present at the 13th Annual B. Riley & Co. Investor Conference on Monday, May 21st at 2:00 p.m. PT. The conference is being held at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

During the conference, management will be available to meet with investors in a one-on-one setting. For more information or to meet with management, please contact Axesstel’s investor relations team at axesstel@lhai.com.

About Axesstel, Inc.

Axesstel (OTCQB: AXST) is a leading provider of fixed wireless voice and broadband access solutions for the worldwide telecommunications market. Axesstel’s best in class product portfolio includes fixed wireless phones, wire-line replacement terminals, and 3G and 4G broadband gateway devices used to access voice calling and high-speed data services. The company has supplied millions of fixed wireless phones, modems, and gateways to leading telecommunications operators and distributors in over 50 countries worldwide. Axesstel is headquartered in San Diego, California. For more information on Axesstel, visit www.axesstel.com.

© 2012 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

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